Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                         For the Month of August 1998
                    Distribution Date of September 15, 1998
                           Servicer Certificate #35

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $112,885,760.51
Beginning Pool Factor                                           0.2150404

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,002,622.14
     Interest Collected                                       $856,648.20

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $178,202.18
Total Additional Deposits                                     $178,202.18

Repos / Chargeoffs                                            $118,414.21
Aggregate Number of Notes Charged Off                                  58

Total Available Funds                                       $7,993,042.26

Ending Pool Balance                                       $105,809,154.42
Ending Pool Factor                                              0.2015599

Servicing Fee                                                  $94,071.47

Repayment of Servicer Advances                              $1,044,430.26

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,323,342.29
     Target Percentage                                               5.50%
     Target Balance                                         $5,819,503.49
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($299,361.36)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                      9.782%
Current Weighted Average Remaining Term (months):                   20.76

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,382,507.73       766
                                31 - 60 days            $356,474.65       200
                                60+  days                $97,492.04        51

     Total:                                           $1,836,474.42       790

     Balances:                  60+  days               $822,884.00        51

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $47,529.47
+    Excess Serv.                                       $251,831.89
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,323,342.29

Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of August 1998

                                                                                      NOTES
                                      (Money Market)
                                          TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                     $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%              0.00%             96.50%              3.50%
     Coupon                                                       5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance               $112,885,760.51
Ending Pool Balance                  $105,809,154.42

Collected Principal                    $6,958,191.88
Collected Interest                       $856,648.20
Charge - Offs                            $118,414.21
Liquidation Proceeds / Recoveries        $178,202.18
Servicing                                 $94,071.47
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                     $7,898,970.79

Beginning Balance                    $112,885,760.51               $0.00              $0.00    $103,000,312.86      $9,885,447.65

Interest Due                             $570,532.81               $0.00              $0.00        $519,293.24         $51,239.57
Interest Paid                            $570,532.81               $0.00              $0.00        $519,293.24         $51,239.57
Principal Due                          $7,076,606.09               $0.00              $0.00      $6,828,924.88        $247,681.21
Principal Paid                         $7,076,606.09               $0.00              $0.00      $6,828,924.88        $247,681.21

Ending Balance                       $105,809,154.42               $0.00              $0.00     $96,171,387.98      $9,637,766.44
Note / Certificate Pool Factor                                    0.0000             0.0000             0.3382             0.5245
   (Ending Balance / Original Pool Amount)
Total Distributions                    $7,647,138.90               $0.00              $0.00      $7,348,218.12        $298,920.78

Interest Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                           $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                         $251,831.89
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $11,323,342.29
(Release) / Draw                        ($299,361.36)
Ending Reserve Acct Balance           $11,023,980.93

Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of August 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                   4                  3                 2                  1
                                           Apr-98              May-98             Jun-98             Jul-98             Aug-98
Beginning Pool Balance                 $149,863,734.61    $139,446,823.57    $131,261,355.66    $120,655,534.13    $112,885,760.51

A)   Loss Trigger:
Principal of Contracts Charged Off          $87,825.24        $105,061.20        $126,322.91         $67,007.09        $118,414.21
Recoveries                                 $301,402.14        $247,495.63        $138,992.46        $197,832.59        $178,202.18

Total Charged Off (Months 5, 4, 3)         $319,209.35
Total Recoveries (Months 3, 2, 1)          $515,027.23
Net Loss / (Recoveries) for 3 Mos         ($195,817.88)(a)

Total Balance (Months 5, 4, 3)         $420,571,913.84(b)

Loss Ratio Annualized  [(a/b) * (12)]          -0.5587%

Trigger:  Is Ratio > 1.5%                           No
                                                                                 Jun-98              Jul-98             Aug-98

B)   Delinquency Trigger:                                                        $816,245.23      $1,108,659.81        $822,884.00
     Balance delinquency 60+ days                                                   0.62185%           0.91886%           0.72895%
     As % of Beginning Pool Balance                                                 0.88142%           0.84790%           0.75655%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:               2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer